Exhibit 99.1

CHARTER COMMUNICATIONS AND LIBERTY MEDIA CORPORATION ANNOUNCE AGREEMENT FOR INVESTMENT

Stamford, Connecticut and Englewood, Colorado, March 19, 2013 - Charter Communications, Inc. (NASDAQ: CHTR) (“Charter”) and Liberty Media Corporation (NASDAQ: LMCA, LMCB) (“Liberty Media”) announced today that Liberty Media has entered into a definitive agreement with investment funds managed by, or affiliated with, Apollo Management, Oaktree Capital Management and Crestview Partners to acquire approximately 26.9 million shares and approximately 1.1 million warrants in Charter Communications, Inc. for approximately $2.617 billion, which represents an approximate 27.3% beneficial ownership in Charter and a price per share of $95.50. Liberty expects to fund the purchase with a combination of cash on hand and new loan arrangements.
“We are excited to make this investment in Charter, the fourth largest cable provider in the US,” said Greg Maffei, Liberty President and CEO. “Tom Rutledge and his team have done an impressive job of turning around Charter's operations and improving its financial position. We look forward to working with Charter's management team and fellow board members in the future.”
“We are pleased with Charter's market position and growth opportunities and believe that the company's investments in its high-capacity digital network which provides digital HD and on demand television, high-speed data and voice, will benefit its customers and shareholders alike,” said John Malone, Liberty Chairman.

“This transaction reflects a solid endorsement of the strategy that Tom Rutledge and his team are implementing at Charter,” said Eric Zinterhofer, Chairman of Charter. “Apollo, Oaktree, and Crestview have created substantial value for Charter and its shareholders, and on behalf of Charter's board, we look forward to working with Liberty Media in creating further value.”

Tom Rutledge, CEO and President of Charter said “Liberty Media and John Malone have a well proven track record in our industry and in creating shareholder value. While we have made real progress, we are still in the beginning of our effort to transform Charter, and we welcome the addition of Liberty Media as knowledgeable shareholders as we grow our products, service capabilities, and market share. All of us at Charter appreciate the contributions of Apollo, Oaktree and Crestview which put us on a path for sustainable success.”

The transaction is expected to close in the first half of the second quarter of 2013, subject to the satisfaction of customary closing conditions, including expiration of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
Upon closing, funds managed by Crestview and Oaktree will hold approximately 7.4% and 2.2%, respectively, of Charter's common shares. Charter's board of directors appointed a special committee of independent and disinterested directors to consider the transaction on behalf of the company.
Charter entered into a stockholders agreement that among other things provides Liberty Media the right to designate up to four directors for appointment to the Charter board upon the closing of the transaction. Liberty Media expects to designate John Malone, Chairman of Liberty Media; Gregory Maffei, President and CEO of Liberty Media; Nair Balan, EVP and CTO of Liberty Global; and Michael Huseby, CFO of Barnes & Noble. Charter's board of directors will appoint these directors subject to its normal review of director qualifications, and upon the resignation of Stan Parker, Darren Glatt, Bruce Karsh and Edgar Lee in connection with the closing of the transaction, which is expected to occur sometime after Charter's 2013 annual meeting of stockholders. Jeffrey Marcus, a partner at Crestview, will remain on the board. Subject to Liberty Media's continued ownership level in Charter, the stockholders agreement also provides that Liberty Media can designate up to four directors as nominees for election to Charter's board of directors at least through Charter's 2015 annual meeting of stockholders, and that up to one of these individuals may serve on each of the Audit Committee, the Nominating and Corporate Governance Committee, and Compensation and Benefits Committee of Charter's board of directors.
In addition, Liberty Media agreed to, among other things, not increase its beneficial ownership in Charter above 35% until January 2016 and 39.99% thereafter. Liberty also agreed not to engage in proxy solicitations for nominations to Charter's board of directors through the 2015 shareholder meeting and continue to so refrain as long as its designees are nominated to the Charter board or the agreement is earlier terminated. Charter approved Liberty Media's acquisition of beneficial ownership of Charter's shares under the business combination provisions of the Delaware General Corporation Law.
The stockholder's agreement is more fully described in a Current Report on Form 8-K to be filed with the SEC by Charter.
Liberty Media was advised by LionTree Advisors and Baker Botts L.L.P. Charter was advised by Kirkland & Ellis LLP. Apollo was advised by Citi and Wachtell, Lipton, Rosen & Katz. Oaktree was advised by Citi, Goldman Sachs and Paul, Weiss, Rifkind, Wharton & Garrison LLP. Crestview was advised by Davis Polk & Wardwell LLP.

About Charter
Charter (NASDAQ: CHTR) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TV® video entertainment programming, Charter Internet® access, and Charter Phone®. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at charter.com.
About Liberty Media
Liberty Media owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial, and the proposed purchase of shares of common stock of Charter by Liberty Media from selling stockholders. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations or that the conditions to Liberty Media's purchase of common stock from selling stockholders will be satisfied. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the Securities and Exchange Commission (“SEC”). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
our ability to sustain and grow revenues and cash flow from operations by offering video, Internet, telephone, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

•
the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, and video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the development and deployment of new products and technologies;

•	the effects of governmental regulation on our business;

•
the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•
our ability to comply with all covenants in our indentures and credit facilities any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

Contact:
Liberty Media Corporation
Courtnee Ulrich
(720) 875-5420

Charter Communications, Inc.

Media:	Analysts:
Anita Lamont	Stefan Anninger
314-543-2215	203-905-7955